Exhibit 23(a)


                    Consent of Independent Auditors










We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-27838) pertaining to the Equitable of Iowa Companies (1982) Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-57492), pertaining to the Equitable of Iowa Companies (1992) Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-57484), pertaining to the Equitable of Iowa Companies Deferred Profit Sharing and Retirement Savings
Plan and Trust, in the Registration Statement (Form S-8 No. 33-51091) pertaining to the Equitable of Iowa Companies Employee Stock Purchase Plan, in the Registration Statement (Form S-3 No. 33-55045) pertaining to the Equitable of Iowa Companies Dividend Reinvestment and Stock Purchase Plan, and in the Registration Statement (Form S-3 No. 33-57343) pertaining to the registration of debt securities and the respective related Prospectuses, of our report dated February 7, 1995, with respect to the consolidated financial statements and schedules of Equitable of Iowa Companies and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1994.

                                                s/ Ernst & Young LLP

Des Moines, Iowa
March 6, 1995